UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2013

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On July 8, 2013, Joseph A. Carrabba announced that he will retire as the president and chief executive officer of Cliffs Natural Resources Inc. (the “Company”) by December 31, 2013. James F. Kirsch, who currently serves as the lead director on the Company’s Board of Directors (“Board”), was elected non-executive chairman of the Board on July 9, 2013, replacing Mr. Carrabba as chairman.

On and effective July 8, 2013, Laurie Brlas announced her retirement as executive vice president and president, global operations of the Company.

A copy of the press release relating to the retirements of Mr. Carrabba and Ms. Brlas is attached hereto as Exhibit 99.1.

On July 8, 2013, the Board elected Mark E. Gaumond, former Senior Vice Chair – Americas of Ernst & Young, to the Board effective as of July 8, 2013. The Board has determined that Mr. Gaumond has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the Company’s director independence standards, which are consistent with the New York Stock Exchange’s director independence standards as currently in effect. Mr. Gaumond has been designated as a “financial expert” as defined by applicable Securities and Exchange Commission rules and regulations. Effective July 8, 2013, Mr. Gaumond will become a member of the Audit Committee and Compensation and Organization Committee.

As a non-employee director, Mr. Gaumond will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed under the heading “Director Compensation” in its most recent proxy statement filed with the Securities and Exchange Commission on April 1, 2013 (the “2013 Proxy Statement”). Mr. Gaumond will participate in the Company’s Nonemployee Directors’ Compensation Plan (Amended and Restated as of December 31, 2008) (the “Plan”). Pursuant to the Plan, Mr. Gaumond is to receive a prorated annual equity grant of 4,421 restricted shares as calculated using the grant date fair value and also will be entitled to quarterly and per meeting director fees.

The Company also expects to enter into an Indemnification Agreement with Mr. Gaumond, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K. The Indemnification Agreement provides that, to the extent permitted by Ohio law, the Company will indemnify Mr. Gaumond against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by him in connection with any suit in which he is a party or otherwise involved as a result of his service as a member of the Board. The foregoing discussion of the terms of the form of Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement.

A copy of the press release relating to the appointment of Mr. Gaumond as a director is attached here to as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1
Form of Indemnification Agreement between Cliffs Natural Resources
Inc. and Directors (filed as Exhibit 10.5 to the Cliffs Natural
Resources Inc. Annual Report on Form 10-K on February 16, 2012 and
incorporated by reference)

99.1	Cliffs Natural Resources Inc. published a new release on July 9, 2013 captioned, “Cliffs Natural Resources Inc. Announces CEO Succession Plan”
99.2	Cliffs Natural Resources Inc. published a news release on July 9, 2013 captioned, “Cliffs Natural Resources Inc. Board Elects New Director”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

July 12, 2013	By:	/s/ James D. Graham

Name: James D. Graham
Title: Vice President & Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Cliffs Natural Resources Inc. published a new release on July 9, 2013 captioned, “Cliffs Natural Resources Inc. Announces CEO Succession Plan”
99.2	Cliffs Natural Resources Inc. published a news release on July 9, 2013 captioned, “Cliffs Natural Resources Inc. Board Elects New Director”